PURCHASE AND SALE AGREEMENT






                                     BETWEEN

                              JERICHO MINERALS INC.

                                       AND

                               STEVEN BEKROPOULOS







                     Dated as of the 29th day of July, 2004

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                           PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made as of the 29th day of July, 2004

AMONG:

JERICHO MINERALS INC., a company existing under the laws of the State of Nevada and having its head office at 2255 West 4th Avenue, Suite 312, Vancouver, British Columbia, Canada V6K 1N9 ("Jericho")

AND:

STEVEN BEKROPOULOS, of 4555 Blenheim Street, Vancouver, British Columbia, V3J 5V7 (the "Vendor")

WHEREAS:

          A. The Vendor holds, directly or indirectly, interests in certain mineral exploration claims located in British Columbia;
          B. The Vendor wishes to sell and Jericho wishes to purchase a 100% interest in the Property on the terms and conditions contained in this Agreement.

In consideration of the premises, covenants and agreements contained in this Agreement, the parties covenant and agree each with the other as follows:

1.       INTERPRETATION

1.1      Definitions
         -----------
For the purposes of this Agreement and the recitals in and Schedule to this Agreement, unless the context otherwise requires, the following words and phrases will have the meanings indicated below:

          (a) "Agreement" means this Agreement including the recitals and Schedule hereto, which are incorporated by this reference, as amended and supplemented;

          (b) "Property" means the mineral exploration claims located in British Columbia and listed in Schedule 1 hereto;

          (c) "Purchase Price" means the $7,250 purchase price for the Property as contemplated in this Agreement;

          (d)  "The Vendor" means Steven Bekropoulos;

          (e) "Jericho" means Jericho Minerals Inc., a company incorporated and existing under the laws of Nevada;


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1.2      Interpretation
         --------------
In this Agreement, except as otherwise expressed or provided or as the context otherwise requires:

          (a) the headings and captions are provided for convenience only and will not form a part of this Agreement, and will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions; and

          (b) a reference to time or date is to the local time or date in Vancouver, Canada, unless specifically indicated otherwise;

1.3      Amendment
         ---------
No amendment, waiver, termination or variation of the terms, conditions, warranties, covenants, agreements and undertakings set out herein will be of any force or effect unless the same is reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this Agreement is executed.

1.4      Waiver
         ------
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar) and no waiver will constitute a continuing waiver unless otherwise expressly provided.

1.5      Schedule
         --------
The following Schedule are attached hereto and form a part hereof:

            Schedule      Subject

                1         Description of Property

1.6      Currency
         --------
         All dollar ($) references in this Agreement are to United States dollars.

2.       PURCHASE AND SALE

2.1      Purchase and Sale
         -----------------
Subject to the terms and conditions of this Agreement and based on the representations and warranties contained in this Agreement, Jericho hereby offers to purchase the Property from the Vendor and the Vendor hereby agrees to sell the Property to Jericho.


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2.2      Consideration
         -------------
In consideration for the sale by the Vendor to Jericho of the Property, Jericho will pay the Purchase Price for the Property to the Vendor on the Closing date.

3.       REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of The Vendor
         --------------------------------------------
The Vendor  represents  and  warrants to and in favour of the Jericho as follows
and  acknowledges  that  Jericho  is  relying  upon  such   representations  and
warranties in consummating the transactions contemplated by this Agreement:

          (a) This Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor in accordance with its terms;

          (b) Schedule 1 hereto contains an accurate and complete description of the Property;

          (c) No person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any interest in the Property;

          (d) The entering into, execution, delivery and performance by the Vendor of this Agreement will not violate or contravene or conflict with or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement or understanding pursuant to which the Vendor holds or has acquired its interest in the Property or any other contract, agreement, commitment, arrangement, understanding or restriction, written or oral, to which the Vendor is a party or by which it is bound;

          (e) To the best of the knowledge of the Vendor after due enquiry, there are no legal conflicts of any nature and no investigations or legal or administrative affairs pending against the Vendor in connection with the Property or for any other cause and there is no pending or threatened decree, decision, sentence, injunction, order or award of any court, arbitral tribunal or governmental authority or any action, procedure, arbitration, administrative or judicial investigation, actual or threatened, with respect to the Vendor or the Property;

          (f) The Vendor holds all right, title and interest in and to the Property, and the Property is free of any lien, claim, pledge, privilege, levy, lease, sublease or rights of any person and other than government royalties, government work requirements and other conditions imposed by a governmental authority;

3.2      Representations and Warranties of Jericho
         -----------------------------------------
Jericho  represents  and  warrants to and in favour of the Vendor as follows and
acknowledges  that  the  Vendor  are  relying  upon  such   representations  and
warranties in consummating the transactions contemplated by this Agreement:

          (a) Jericho is a corporation duly incorporated and validly subsisting and in good standing in the State of Nevada;

          (b) Jericho has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

          (c) The execution and delivery of this Agreement and the completion of the transactions contemplated herein will constitute a valid and binding obligation of Jericho enforceable against it in accordance with its terms;

          (d) The entering into, execution, delivery and performance by the Jericho of this Agreement will not violate or contravene or conflict with or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement, understanding or restriction, written or oral, to which Jericho is a party or by which it is bound or under the constating documents or directors' or shareholders' resolutions of Jericho;

4.       CLOSING

4.1      Time and Place of Closing
         -------------------------
The closing (the "Closing") of this Agreement will take place at the offices of Jericho at 2:00 p.m. (Vancouver time) on July ____, 2004.

4.2      Closing Documents
         -----------------
At Closing, the parties hereto will table the following documents:

          (a) Documents of The Vendor: The Vendor will table for delivery to Jericho title transfer documents relating to the Property in a form acceptable to Jericho's legal counsel.

          (b) Documents of Jericho. Jericho will table for delivery to the Vendor a certified check, or a check issued from an attorney's trust account for $7,250 made payable to the Vendor.

5.       TERMINATION

5.1      Mutual Termination
         ------------------
This Agreement may, prior to Closing, be terminated by the parties hereto by mutual agreement in writing notwithstanding anything contained herein.



6.       GENERAL PROVISIONS

6.1      Time of Essence
         ---------------
Time is and will be of the essence of each and every provision of this Agreement.


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6.2      Finder's Fees and Brokers' Commission
         -------------------------------------
Each of the parties hereto represents to the other that it has not incurred any liability for any finders' fee or brokers' commission in connection with the execution of this Agreement or the consummation of the transactions contemplated herein.

6.3      Expenses
         --------
Jericho will be responsible for all fees and expenses in connection with the preparation, execution and delivery of this Agreement and the preparation and completion of all other agreements, documents, approvals and transactions contemplated by this Agreement.

6.4      Further Assurances
         ------------------
Each of the parties hereto will, whether before or after Closing and at the expense of Jericho, execute and deliver all such further documents and instruments, give all such further assurances, and do all such acts and things as may reasonably be required to carry out the full intent and meaning of this Agreement.

6.5      Entire Agreement
         ----------------
This Agreement and the Schedule hereto contain the whole agreement among the parties hereto in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence between the parties hereto. There are no warranties, representations, terms, conditions or collateral agreements, express or implied, statutory or otherwise, among the Vendor and Jericho other than as expressly set forth in this Agreement and the Schedule hereto.

6.6      Enurement
         ---------
This Agreement will enure to the benefit of and be binding upon each of the parties hereto and their respective successors, liquidators and permitted assigns.

6.7      Assignment
         ----------
No party hereto may assign any of its right, title or interest in, to or under this Agreement, nor will any such purported assignment be valid amongst the parties hereto, except with the prior written consent of all parties hereto, such consent not to be unreasonably withheld.

6.8      Governing Law
         -------------
This Agreement will be construed and interpreted in accordance with the laws of the Province of British Columbia, Canada and the laws of Canada applicable therein. The parties hereto irrevocably attorn to the jurisdiction of the arbitrators and courts of the Province of British Columbia, Canada and the venue for any actions or arbitrations arising out of this Agreement will be Vancouver, Canada.


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6.9      Notices
         -------
All notices, payments, and other required communications ("Notices") to the parties hereto shall be in writing and shall be addressed respectively as follows:

(a)      If to Jericho:

                           Jericho Minerals Inc.
                           2255 West 4th Avenue, Suite 312
                           Vancouver, Briitsh Columbia
                           V6K 1N9

(b)      If to the Vendor:

                           Steven Bekroploulos
                           4555 Blenheim Street
                           Vancouver, British Columbia
                           V6L 3A1

All notices shall be given (i) by personal delivery to the party by leaving a copy at the place specified for notice with a receptionist or an apparently responsible individual, or (ii) by electronic facsimile communication. All notices will be effective and will be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next business day following delivery, and (ii) if by electronic communication, on the next business day following receipt of the electronic communication. A party hereto may change its address for notice by notice to the other party.

6.10     Counterparts
         ------------
This Agreement, and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same documents, and all such counterparts will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and executed copies delivered to each party who is a party hereto or thereto. Such delivery may be made by facsimile transmission of the execution page or pages, hereof or thereof, to each of the other parties by the party signing the particular counterpart, provided that forthwith after such facsimile transmission, an originally executed execution page or pages is forwarded by prepaid express courier to the other party by the party signing the particular counterpart.


The parties hereto have executed and delivered this Agreement as of the date first written above.

JERICHO MINERALS INC.

Per:
         Joy Clifton
         President




-----------------------------
Steven Bekropoulos

                                   Schedule 1

                             Description of Property



               Claim Name                              Tenure Number
               ----------                              -------------
                 Yarnet 1                                 412190
                 Yarnet 2                                 412191
                 Yarnet 3                                 412192
                 Yarnet 4                                 412193
                 Yarnet 5                                 412194
                 Yarnet 6                                 412195
                 Yarnet 7                                 412196
                 Yarnet 8                                 412197